Jorden Burt LLP                EX-9
                                 Suite 400 East
                         1025 Thomas Jefferson St., N.W.
                           Washington, D.C. 20007-5208



                                December 14, 2001


Jackson National Life Insurance Company
1 Corporate Way
Lansing, Michigan 48951


Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Services" in the statement of additional information contained in Pre-Effective Amendment 1 to a registration statement of Jackson National Life Insurance Company and Jackson National Separate Account - I on Form N-4 (File Nos. 333-70472 and 811-08664) to be filed on or about December 17, 2001. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Very truly yours,

                                            Jorden Burt LLP




                                            By:_______________________________
                                               W. Randolph Thompson